UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2014

SCIENCE APPLICATIONS

INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 SAIC Drive, McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 676-4300

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SAIC Realigns Corporate Departments

Science Applications International Corporation (SAIC) announced today that it will reorganize a number of corporate departments as it continues to refine its new centralized corporate structure and operating model. Effective February 1, 2014, the functions of information technology, communications, and corporate development will become direct reports to the Chief Executive Officer. The company’s Executive Vice President and Chief Administration and Operations Officer, Thomas G. Baybrook, will retire from the company to pursue other interests effective on January 31, 2014. Mr. Baybrook has had a long and distinguished career with 48 years of service to both the country and the industry, including his leadership and dedication displayed in the company’s recently completed spin-off transaction from its former parent. Mr. Baybrook will receive his existing base salary and benefits through his retirement date and a lump sum payment of approximately $225,000 upon his retirement. Mr. Baybrook’s functional responsibilities for real estate, contracts, procurement, shared services, government affairs, and business operations will be realigned to existing SAIC executives. The realignment of corporate functions is a continuation of the company’s efforts to streamline operations and improve market competitiveness.

Forward-Looking Statements

Certain statements in this Report constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and a number of factors could cause our actual results, performance, achievements, or industry results to be very different from the results, performance, or achievements expressed or implied by such forward-looking statements. Some of these factors include, but are not limited to, the risk factors set forth in SAIC’s Form 10 and other such filings that SAIC makes with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

By:	/s/ Mark D. Schultz
Mark D. Schultz Executive Vice President and General Counsel

Dated: January 13, 2014